Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with Amendment No. 1 to the Annual Report of Educational Development Corporation (the “Company”) on Form 10-K for the period ending February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Randall W. White, President and Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2004	By /s/ Randall W. White
Randall W. White
President and Chief Executive Officer

In connection with Amendment No. 1 to the Annual Report of Educational Development Corporation (the “Company”) on Form 10-K for the period ending February 29, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, W. Curtis Fossett, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2004	By /s/ W. Curtis Fossett
W. Curtis Fossett
Chief Financial Officer